                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                   ----------


                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest                Commission File Number 0-21882
 event reported):  MAY 1, 1997





                            ALARMGUARD HOLDINGS, INC.



Incorporated in Delaware                   IRS Employee Identification Number:
                                                       33-0318116



Principal Executive Office:                     Telephone:  (203) 795-9000
  125 Frontage Road
  Orange, CT   06477

     This Current Report on Form 8-K/A is filed by Alarmguard Holdings, Inc. ("Alarmguard"), a Delaware corporation, formerly Triton Group Ltd. ("Triton"), as an amendment to that certain Current Report on Form 8-K filed by Alarmguard on May 15, 1997.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired

     The following audited financial statements of Protective Alarms, Inc. as of and for the years ended September 30, 1996 and 1995 are provided herein:

     (1)  Independent Auditors' Report

     (2)  Balance Sheets as of September 30, 1996 and 1995

     (3) Statements of Operations and Retained Earnings for the years ended September 30, 1996 and 1995

     (4)  Statements of Cash Flows for the years ended September 30, 1996 and
          1995

     (5) Notes to Financial Statements for the years ended September 30, 1996 and 1995

(b)  Pro Forma Financial Information.

     The following unaudited pro forma condensed combined financial information sets forth, for the respective periods and as of the dates indicated, the results of operations and the financial position of Alarmguard after giving effect to the merger ("Merger") on April 15, 1997 of Security Systems Holdings, Inc., a Delaware corporation ("SSH"), and Triton Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Alarmguard ("Merger Sub"), and the acquisition (the "Pro Acquisition") on May 1, 1997 by SSH of all of the outstanding capital stock of Protective Alarms, Inc., a Connecticut corporation, as if the transactions were consummated as of the respective dates indicated below. The unaudited pro forma financial information should be read in conjunction with Alarmguard's audited historical consolidated financial statements and notes thereto as of December 31, 1996 and 1995 and each of the three years in the period ended December 31, 1996.

     The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that actually would have occurred if the Merger and the Pro Acquisition had been consummated as of such dates in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.

     The unaudited pro forma condensed combined balance sheet as of March 31, 1997 reflects the Merger and the Pro Acquisition as if such transactions had occurred on March 31, 1997. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1996 and the three-month interim period ended March 31, 1997 reflects the Merger and Pro Acquisition as if the transactions had occurred on January 1, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                   ALARMGUARD HOLDINGS, INC.


Dated:  June 20, 1997              By: /s/   David Heidecorn
                                      -------------------------------
                                             David Heidecorn
                                             Executive Vice President &
                                             Chief Financial Officer

ITEM 7. (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

INDEPENDENT AUDITORS' REPORT


To the Shareholders of
Protective Alarms, Inc.
Greenwich, Connecticut

We have audited the accompanying balance sheets of Protective Alarms, Inc. (the "Company") as of September 30, 1996 and 1995, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in the table of contents is presented for the purpose of additional analysis and is not a required part of the basic financial statements. This schedule is the responsibility of the Company's management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP



December 20, 1996 (except for Notes 3, 4 and 9, for which the date is April 30, 1997)

PROTECTIVE ALARMS, INC.

BALANCE SHEETS
SEPTEMBER 30, 1996 AND 1995
--------------------------------------------------------------------------------

ASSETS                                                                          1996             1995

CURRENT ASSETS:
  Cash and cash equivalents                                                $  243,305        $  117,245
  Investment in marketable securities                                             -              28,060
  Accounts receivable (net of allowance for doubtful accounts of
    $71,064 and $77,244 in 1996 and 1995, respectively)                     1,378,064         1,498,898
  Income taxes receivable                                                     130,000           104,385
  Inventories                                                                 289,642           300,132
  Notes receivable                                                             34,351            35,299
  Prepaid expenses and other current assets                                   133,100           152,636
                                                                           ----------        ----------

          Total current assets                                              2,208,462         2,236,655
                                                                           ----------        ----------
PROPERTY AND EQUIPMENT:
  Equipment, furniture and fixtures                                           419,043           373,495
  Leasehold improvements                                                      620,093           616,893
  Leased equipment                                                            564,827           495,224
  Vehicles                                                                    142,933           130,192
                                                                           ----------        ----------

                                                                            1,746,896         1,615,804

  Less accumulated depreciation and amortization                              986,638           828,550
                                                                           ----------        ----------

          Net property and equipment                                          760,258           787,254

DEBT ISSUANCE COSTS - Net                                                      53,016            79,525

CUSTOMER LISTS - Net                                                        1,081,322         1,651,602

OTHER ASSETS                                                                    7,500             7,500
                                                                           ----------        ----------

TOTAL ASSETS                                                               $4,110,558        $4,762,536
                                                                           ----------        ----------
                                                                           ----------        ----------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note payable                                                             $   16,676        $    6,066
  Accounts payable                                                            332,870           322,436
  Accrued expenses                                                            462,394           293,669
  Short-term debt                                                             286,550           100,000
  Current portion of long-term debt                                         1,433,042           566,222
  Deferred revenues                                                         1,071,282         1,274,350
                                                                           ----------        ----------

          Total current liabilities                                         3,602,814         2,562,743

LONG-TERM DEBT                                                                 13,551         1,444,687
                                                                           ----------        ----------

          Total liabilities                                                 3,616,365         4,007,430
                                                                           ----------        ----------

COMMITMENTS AND CONTINGENCIES (See Notes)

SHAREHOLDERS' EQUITY:
  Common stock, no par value; 5,000 shares authorized,
    100 shares issued and outstanding                                           5,000             5,000
  Retained earnings                                                           489,193           750,106
                                                                           ----------        ----------

          Total shareholders' equity                                          494,193           755,106
                                                                           ----------        ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                 $4,110,558        $4,762,536
                                                                           ----------        ----------
                                                                           ----------        ----------

See notes to financial statements.

PROTECTIVE ALARMS, INC.

STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
YEARS ENDED SEPTEMBER 30, 1996 AND 1995
--------------------------------------------------------------------------------

                                                                               1996                1995
REVENUE                                                                    $7,221,632          $7,427,719

COST OF GOODS SOLD                                                          3,501,805           3,688,278
                                                                           ----------          ----------

           Gross profit                                                     3,719,827           3,739,441
                                                                           ----------          ----------

OPERATING EXPENSES:
  Selling, general and administrative                                       2,857,734           3,017,349
  Depreciation and amortization                                               651,410             608,291
  Loss on disposal of asset                                                   217,500              -
                                                                           ----------          ----------

          Total operating expenses                                          3,726,644           3,625,640
                                                                           ----------          ----------

(LOSS) INCOME FROM OPERATIONS                                                  (6,817)            113,801

OTHER INCOME (EXPENSE):
  Interest expense                                                           (223,119)           (234,497)
  Management fees                                                            (165,960)           (165,157)
  Other income                                                                  2,766               3,173
                                                                           ----------          ----------

LOSS BEFORE INCOME TAX BENEFIT                                               (393,130)           (282,680)

INCOME TAX BENEFIT                                                            132,217              84,737
                                                                           ----------          ----------

NET LOSS                                                                     (260,913)           (197,943)

RETAINED EARNINGS , BEGINNING OF YEAR                                         750,106             948,049
                                                                           ----------          ----------

RETAINED EARNINGS, END OF YEAR                                              $ 489,193           $ 750,106
                                                                           ----------          ----------
                                                                           ----------          ----------

See notes to financial statements.

PROTECTIVE ALARMS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1996 AND 1995
--------------------------------------------------------------------------------

                                                                               1996                1995

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                 $ (260,913)         $ (197,943)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
      Depreciation and amortization                                           651,410             608,291
      Provision for losses on accounts receivable                              90,309             135,200
      Gain on sale of marketable securities                                    (3,940)               -
      Writedown of marketable securities                                       12,000               2,508
      Decrease (increase) in deferred tax assets                                2,580             (28,650)
      Loss on disposal of asset                                               217,500                -
  Changes in assets and liabilities:
    Decrease (increase) in accounts receivable                                 30,525            (861,395)
    Decrease (increase) in notes receivable                                       948             (35,299)
    Increase in income taxes receivable                                       (25,615)           (104,385)
    Decrease in inventory                                                      10,490             187,442
    Increase (decrease) in prepaid expenses                                    16,956             (26,756)
    Increase in accounts payable                                               10,434              68,004
    Increase in accrued expenses                                              168,725             120,525
    (Decrease) increase in deferred revenues                                 (203,068)            606,884
                                                                           ----------          ----------

          Net cash provided by operating activities                           718,341             474,426
                                                                           ----------          ----------

 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                        (131,091)           (284,311)
  Purchase of marketable securities                                              -                 (7,500)
  Increase in customer lists                                                 (114,034)            (17,678)
  Proceeds from sale of marketable securities                                  20,000                -
                                                                           ----------          ----------

          Net cash used in investing activities                              (225,125)           (309,489)
                                                                           ----------          ----------

 CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term debt and note payable                              203,226             100,000
  Proceeds from long-term debt                                                   -                 28,932
  Principal payments on long-term debt                                       (564,316)           (582,077)
  Principal payments on note payable                                           (6,066)            (38,381)
                                                                           ----------          ----------

          Net cash used in financing activities                              (367,156)           (491,526)
                                                                           ----------          ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                          126,060            (326,589)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                  117,245             443,834
                                                                           ----------          ----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                     $  243,305          $  117,245
                                                                           ----------          ----------
                                                                           ----------          ----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Income taxes (refund) paid                                             $  (91,431)         $    6,406
                                                                           ----------          ----------
                                                                           ----------          ----------

    Interest paid                                                          $  225,829          $  234,497
                                                                           ----------          ----------
                                                                           ----------          ----------

See notes to financial statements.

PROTECTIVE ALARMS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1996 AND 1995
--------------------------------------------------------------------------------

1.   ORGANIZATION

     Protective Alarms, Inc. (the "Company"), was incorporated under the laws of the State of Connecticut on October 21, 1977 with operations throughout the tri-state area (primarily Connecticut and New York), and is engaged in the business of selling, installing, servicing and monitoring residential and commercial security systems.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ALLOWANCE FOR DOUBTFUL ACCOUNTS - The allowance for doubtful accounts is based on management's analysis of the net realizable value of accounts receivable.

     INVENTORIES - Inventories consist of security equipment and related protection items and is stated at the lower of cost (determined on an average cost method) or market.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost and are depreciated for book purposes using the straight-line method over the estimated useful lives of the assets. The modified accelerated cost recovery system is used for tax purposes. Leasehold improvements are amortized over the shorter of their useful lives or the related lease life. The estimated useful lives by class of assets are as follows:


                                                              LIFE

     Equipment, furniture and fixtures                      5 to 7 years
     Leasehold improvements                                 10 to 30 years
     Leased equipment                                       5 years
     Vehicles                                               5 years




     Expenditures for maintenance and repairs are charged to expense as incurred. Expenditures which materially increase value, improve capacities, or extend useful lives are capitalized. Upon sale or retirement, the costs and related accumulated depreciation or amortization are eliminated from the respective accounts and any resulting gain or loss is included in operations.

     INTANGIBLES - Debt issuance costs are amortized over five years, the life of the related debt agreement. Customer lists are stated at cost and are amortized using the straight-line method over ten years, their estimated useful life. During the year ended September 30, 1996 the Company terminated an exclusive agreement to distribute fireproof clothing. As a result, the remaining net costs of $217,500 which was expended in obtaining the agreement was written off.

     The Company periodically evaluates the recoverability of its intangible assets by assessing whether the unamortized asset can be recovered over its remaining life through estimated future cash flows. Except as noted above, the years ended September 30, 1996 and 1995, there were no adjustments to the carrying values of the intangible assets resulting from these evaluations.

     REVENUE RECOGNITION - Revenue from sales and installation is recognized to the extent service has been rendered. When the Company bills customers in advance for maintenance agreements and monitoring fees, deferred revenue is credited and recorded in income over the life of the agreement.

     INCOME TAXES - The Company has adopted Financial Accounting Standards Board Statement No. 109, ACCOUNTING FOR INCOME TAXES ("FASB 109"). Under FASB 109, the deferred tax provision is determined under the liability method. Under this method, deferred tax assets and liabilities are recognized based on differences between the book and tax basis of assets and liabilities using presently enacted tax rates.

     MANAGEMENT ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CONCENTRATIONS OF CREDIT RISK - Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable.

     RECLASSIFICATIONS - Certain reclassifications have been made to the prior year financial statements to conform to the current year's presentation.

3.   SHORT-TERM DEBT

     At September 30, 1996 and 1995, the Company had a line of credit facility of up to $200,000 with a financial institution. The line of credit bears interest at 2% above the bank's base rate (10.25% at September 30, 1996) and was collateralized by substantially all of the assets of the Company. Also included in short-term debt at September 30, 1996 is a demand note for $96,550 payable to an investment company and bearing interest at the rate equal to the greater of 12.5% and the prime rate of a certain financial institution plus 3.5%. The line of credit facility expires and all amounts outstanding are due on March 31, 1999.

     Unused line of credit facilities at September 30, 1996 and 1995 amounted to approximately $10,000 and $100,000, respectively. On April 30, 1997, all amounts outstanding under the lines of credit were repaid (see Note 9).

4.   LONG-TERM DEBT

     Long-term debt, including current portions consisted of the following, at September 30, 1996 and 1995:


                                                                                    1996            1995

          State Street Bank and Trust Co. - with interest at the Bank's prime rate plus 2% (prime rate at September 30, 1996 was
          8.25%), payable in monthly installments to March 1999.                $1,425,000        $1,974,996

          Truck Loan - Ford Motor Company - with interest at 9.75%,
          payable monthly to November 1996.                                          3,752            12,824

          Truck Loan - General Motors Acceptance Company -
          with interest at 15.5%, payable monthly to February 2000.                 17,841            23,089
                                                                                ----------        ----------

          Total long-term debt including current portion                         1,446,593         2,010,909

          Less current portion (including State Street Bank and Trust
          Co. loan)                                                              1,433,042           566,222
                                                                                ----------        ----------

          Total long-term debt                                                  $   13,551        $1,444,687
                                                                                ----------        ----------
                                                                                ----------        ----------

     The State Street Bank and Trust Company loan is secured by the corporate assets of the Company as well as the personal guarantee of the directors.

     At September 30, 1996, the Company was not in compliance with certain covenants of the State Street Bank and Trust Company loan. On April 30, 1997, all amounts outstanding under the State Street Bank and Trust Company loan were repaid in connection with the sale of the Company (see Note 9). The State Street Bank and Trust Company loan has been included in current maturities in the September 30, 1996 financial statements.

     Truck loans are secured by the related assets.

5.   INCOME TAXES

     The benefit for income taxes consists of the following:


                                                       September 30,
                                                      1996           1995
     Federal:
      Current                                     $  129,062     $   39,341
      Deferred                                        (2,580)        28,650
                                                  ----------     ----------

                                                     126,482         67,991
     State:
      Current                                          5,735         16,746
      Deferred                                          -              -
                                                  ----------     ----------

                                                  $  132,217      $  84,737
                                                  ----------     ----------
                                                  ----------     ----------



     Deferred taxes resulted from temporary differences in the recognition of revenue and expense for tax and financial statement purposes. The sources of the temporary differences are primarily depreciation, accounts receivable, and inventories . A valuation allowance of $14,612 and $21,040 at September 30, 1996 and 1995, respectively, was recognized for timing differences which are not considered probable of realization. At September 30, 1996 and 1995, a current deferred tax asset of $26,070 and $28,650, respectively, was included in other current assets net of the valuation allowance.

6.   EMPLOYEE BENEFIT PLAN

     The Company maintains a Section 401(k) employee benefit plan. All employees are eligible to participate after completing the earlier of 250 hours of service during a three-month consecutive period of employment or at least 1,000 hours of service in a twelve-month period of employment and having attained age 21. Employees may contribute up to 15% of their salary to the plan. Under the plan, the Company matches a portion of the contributions made by the participating employees. The Company's cost of matching contributions under the plan totaled $14,045 and $15,337 for the years ended September 30, 1996 and 1995, respectively.

7.   RELATED PARTY TRANSACTIONS

     The Company operates from a property which is leased from a real estate partnership which has common ownership (see Note 8). Total rent expense for the years ended September 30, 1996 and 1995 amounted to $163,943 and $181,182, respectively. The Company believes that this transaction has been on terms no less favorable to the Company than would have been available from nonaffiliated parties.

     For the years ended September 30, 1996 and 1995, a management fee of $165,960 and $165,157, respectively, was paid to a director of the Company for services rendered.

     Outstanding balances on loans to and from directors at September 30, 1996 and 1995 were as follows:

                                                       1996           1995

     Loans to a director and shareholder             $31,608        $20,507
                                                     -------        -------
                                                     -------        -------

     Loans from a director                           $  -           $20,000
                                                     -------        -------
                                                     -------        -------



8.   CONTINGENCIES AND COMMITMENTS

     The Company has various pending lawsuits arising in the ordinary course of its business. Management believes that the ultimate liabilities, if any, of these lawsuits will not have a material adverse effect on the financial position or results of operations of the Company.

     Operating Leases - The Company leases office space at its Greenwich, Connecticut Headquarters under a noncancelable operating lease which expires in June 1997 from the principal shareholder (see Note 7). The Company also leases a sales office from an unrelated party. Total rent expense was $167,377 and $181,182 at September 30, 1996 and 1995,
     respectively. In addition the Company is obligated for various noncancelable operating leases which expire at various dates through 2002.

     Future minimum payments under noncancelable operating leases as of September 30, 1996 are as follows:

                    1997                        $  245,524
                    1998                           117,249
                    1999                            80,131
                    2000                            27,127
                    2001                             4,225
                    Thereafter                       1,056
                                                ----------

                                                $  475,312
                                                ----------
                                                ----------


9.   SUBSEQUENT EVENTS

     On April 30, 1997, 100% of the outstanding common stock of the Company was sold to Security Systems Holdings, Inc. A portion of the proceeds from the sale were used to repay the outstanding debt under the Company's existing line of credit (Note 3) and the State Street Bank and Trust Co. loan
     (Note 4).

                                   * * * * * *

ITEM 7. (b)  PRO FORMA FINANCIAL INFORMATION


ALARMGUARD HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (P)
AS OF MARCH 31, 1997

                                                    SECURITY
                                                     SYSTEMS
                                      TRITON        HOLDINGS
                                    GROUP LTD.        INC.           PRO FORMA
                                    ("TRITON")       ("SSH")        ADJUSTMENTS
                                    ----------       -------        -----------
ASSETS
Current assets:
  Cash and cash equivalents           $15,155           $322        ($5,051) (A,B,C,D)
  Accounts receivable, net                627          3,884           (500) (E)
  Inventories                                          1,906
  Prepaid expenses                         42            294
  Other current assets                                   250
                                    ----------     ----------     ----------
Total current assets                   15,824          6,656         (5,551)
Property and equipment, net                 8          2,231
Customer installation costs, net                       8,081
Acquired customer contracts, net                      15,592
Covenants not to compete, net                          2,567
Goodwill, net                                          2,026
Investment in Mission West
  Properties                                                          1,700  (F)
Other assets                            2,250          1,160            335  (A)
                                    ----------     ----------     ----------
Total assets                          $18,082        $38,313        ($3,516)
                                    ----------     ----------     ----------
                                    ----------     ----------     ----------

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable                        $97         $1,933
  Accrued expenses                        374          1,833           $140  (B,G)
  Current portion of term loan                         4,169         (4,169) (A)
  Current portion of notes payable                     2,501           (900) (B,E)
  Deferred revenue                                     4,691
  Other current liabilities                              912
                                    ----------     ----------     ----------
Total current liabilities                 471         16,039         (4,929)
Term loan, less current portion                       27,267          4,169  (A)
Subordinated debt                                      4,951           (678) (B)
Notes payable, less current portion                      876
Other liabilities                       2,546            299
Redeemable preferred stock                            16,444        (16,444) (D)
Stockholders' equity (deficit):
  Common stock                              2            237           (238) (D)
  Additional paid-in capital           21,774             35          7,893  (A,B,C,D,F,G)
  Accumulated deficit                  (6,711)       (27,800)         6,676  (D)
  Notes receivable from officers                         (35)            35
                                    ----------     ----------     ----------
Total stockholders' equity (deficit):  15,065        (27,563)        14,366
                                    ----------     ----------     ----------

Total liabilities and
  stockholders' equity (deficit):     $18,082        $38,313        ($3,516)
                                    ----------     ----------     ----------
                                    ----------     ----------     ----------


                                                                                                          PRO FORMA
                                                                                                           TRITON,
                                               PRO FORMA                                                   SSH AND
                                              TRITON AND           PROTECTIVE             PRO FORMA    AND PROTECTIVE
                                                  SSH                ALARMS              ADJUSTMENTS       ALARMS
                                                  ---                ------              -----------       ------
ASSETS
Current assets:
  Cash and cash equivalents                     $10,426                ($26)            ($9,608) (H)          $792
  Accounts receivable, net                        4,011               1,393                                  5,404
  Inventories                                     1,906                 301                                  2,207
  Prepaid expenses                                  336                 262                 176  (H)           774
  Other current assets                              250                                    (250) (H)
                                              ----------          ----------          ----------         ----------
Total current assets                             16,929               1,930              (9,682)             9,177
Property and equipment, net                       2,239                 788                                  3,027
Customer installation costs, net                  8,081                 867                                  8,948
Acquired customer contracts, net                 15,592                                  15,462  (H)        31,054
Covenants not to compete, net                     2,567                                   5,000  (H)         7,567
Goodwill, net                                     2,026                                                      2,026
Investment in Mission West
  Properties                                      1,700                                                      1,700
Other assets                                      3,745                  47                 (40) (H)         3,752
                                              ----------          ----------          ----------         ----------
Total assets                                    $52,879              $3,632             $10,740            $67,251
                                              ----------          ----------          ----------         ----------
                                              ----------          ----------          ----------         ----------

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable                               $2,030                $619                                 $2,649
  Accrued expenses                                2,347                 368                $950  (H)         3,665
  Current portion of term loan                        0                 778                (778) (H)             0
  Current portion of notes payable                1,601                   9               2,396  (H)         4,006
  Deferred revenue                                4,691               1,172                                  5,863
  Other current liabilities                         912                                                        912
                                              ----------          ----------          ----------         ----------
Total current liabilities                        11,581               2,946               2,568             17,095
Term loan, less current portion                  31,436                 550               8,650  (H)        40,636
Subordinated debt                                 4,273                                                      4,273
Notes payable, less current portion                 876                                                        876
Other liabilities                                 2,845                   8                                  2,853
Redeemable preferred stock
Stockholders' equity (deficit):
  Common stock                                        1                   5                  (5) (H)             1
  Additional paid-in capital                     29,702                   0                                 29,702
  Accumulated deficit                           (27,835)                123                (473) (H)       (28,185)
  Notes receivable from officers

                                              ----------          ----------          ----------         ----------
Total stockholders' equity (deficit):             1,868                 128                (478)             1,518
                                              ----------          ----------          ----------         ----------
Total liabilities and
  stockholders' equity (deficit):               $52,879              $3,632             $10,740            $67,251
                                              ----------          ----------          ----------         ----------
                                              ----------          ----------          ----------         ----------

See accompanying notes to unaudited pro forma condensed combined financial statements.

ALARMGUARD HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (P) FOR THE THREE MONTHS ENDED MARCH 31, 1997
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                           SECURITY                                                                   PRO FORMA
                                            SYSTEMS                                                                    TRITON,
                                 TRITON    HOLDINGS,                     PRO FORMA                                     SSH AND
                               GROUP LTD.    INC.      PRO FORMA        TRITON AND    PROTECTIVE      PRO FORMA      PROTECTIVE
                               ("TRITON")   ("SSH")    ADJUSTMENTS           SSH         ALARMS       ADJUSTMENTS       ALARMS
                                --------     -----    -----------           ---         ------       -----------       ------

 Recurring revenue                          $4,173                          $4,173       $1,146                         $5,319
 Installation revenue                        2,031                           2,031          810                          2,841
 Service revenue                               393                             393           47                            440
                               ----------   --------   ----------        ----------    ----------    ----------      ----------
Total revenue                                6,597                           6,597        2,003                          8,600

 Monitoring expense                            595                             595          236                            831
 Installation expense                        1,313                           1,313          579                          1,892
 Service expense                               765                             765          279                          1,044
                               ----------   --------   ----------        ----------    ----------    ----------      ----------
Total cost of revenue                        2,673                           2,673        1,094                          3,767

Gross profit                                 3,924                           3,924          909                          4,833
 Sales and marketing expense                 1,016                           1,016          335                          1,351
 General and administrative
   expense                         $261      2,187                           2,448          518                          2,966
 Depreciation and amortization
   expense                                   2,371                           2,371          140          $636   (L)      3,147
                               ----------   --------   ----------        ----------    ----------    ----------      -----------
Total operating expenses            261      5,574                           5,835          993           636            7,464
                               ----------   --------   ----------        ----------    ----------    ----------      -----------
Operating loss                     (261)    (1,650)                         (1,911)         (84)         (636)          (2,631)
Other income (expense) (N)        3,154       (844)     ($3,219) (J,O)        (909)         (38)         (222)  (M)     (1,169)
                               ----------   --------   ----------        ----------    ----------    ----------      -----------
Income (loss) from operations    $2,893    ($2,494)     ($3,219)           ($2,820)       ($122)        ($858)         ($3,800)
                               ----------   --------   ----------        ----------    ----------    ----------      -----------
                               ----------   --------   ----------        ----------    ----------    ----------      -----------
Income (loss) from operations
 per common share                 $1.34     ($0.87)                         ($0.56)                                     ($0.76)
Number of shares used in
 calculating income (loss)
 from operations per
 common share                     2,155      2,877                           5,032                                       5,032


See accompanying notes to unaudited pro forma condensed combined financial statements.

                                          SECURITY                                                                    PRO FORMA
                                           SYSTEMS                                                                     TRITON,
                            TRITON        HOLDINGS                        PRO FORMA                                    SSH AND
                          GROUP LTD.        INC.           PRO FORMA     TRITON AND   PROTECTIVE       PRO FORMA     PROTECTIVE
                          ("TRITON")       ("SSH")        ADJUSTMENTS        SSH        ALARMS        ADJUSTMENTS      ALARMS
                          ----------       -------        -----------        ---        ------        -----------      ------
 Recurring revenue                         $15,011                         $15,011       $4,067                        $19,078
 Installation revenue                        7,613                           7,613        3,110                         10,723
 Service revenue                             1,528                           1,528          322                          1,850
                                 ------    -------      -------            -------        -----       -------         --------
Total revenue                               24,152                          24,152        7,499                         31,651

 Monitoring expense                          2,258                           2,258          662                          2,920
 Installation expense                        4,685                           4,685        2,209                          6,894
 Service expense                             2,837                           2,837          975                          3,812
                                 ------    -------      -------            -------        -----       -------         --------
Total cost of revenue                        9,780                           9,780        3,846                         13,626

Gross profit                                14,372                          14,372        3,653                         18,025
 Sales and marketing expense                 3,732                           3,732        1,104                          4,836
 General and administrative
 expense                         $1,528      8,435                           9,963        2,230                         12,193
 Depreciation and amortization
 expense                                     8,142                           8,142          640        $2,544   (L)     11,326
                                 ------    -------      -------            -------        -----       -------         --------
Total operating expenses          1,528     20,309                          21,837        3,974         2,544           28,355
Operating loss                   (1,528)    (5,937)                         (7,465)        (321)       (2,544)         (10,330)
Other income (expense) (N)        3,970     (3,051)     ($3,676) (J,K)      (2,757)        (214)         (888)  (M)     (3,859)
                                 ------    -------      -------            -------        -----       -------         --------
Income(loss) before income taxes  2,442     (8,988)      (3,676)           (10,222)        (535)       (3,432)         (14,189)
Income tax benefit                  377          0                             377           95                            472
                                 ------    -------      -------            -------        -----       -------         --------
Income (loss) from continuing
 operations                      $2,819    ($8,988)     ($3,676)           ($9,845)       ($440)      ($3,432)        ($13,717)
                                 ------    -------      -------            -------        -----       -------         --------
                                 ------    -------      -------            -------        -----       -------         --------
Income (loss) from continuing
 operations per common share      $1.31     ($3.12)                         ($1.96)                                     ($2.73)
Number of shares used in
 calculating income (loss)
 from continuing operations
 per common share                 2,155      2,877                           5,032                                       5,032

See accompanying notes to unaudited pro forma condensed combined financial statements.

ALARMGUARD HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(A) Concurrent with the Merger, SSH refinanced its existing credit facility. The costs incurred in this effort (approximately $1.1 million) were deferred and will be amortized over the term of the respective underlying debt. In addition, the unamortized costs related to the prior credit facility and subordinated debt (approximate book value of $800,000) were charged to expense in connection with the early extinguishment of debt. Pursuant to the terms of the new credit facility, no principal payments are due for two years. Therefore, the $4.2 million current portion of the term loan under the old credit facility at the time of the Merger was reclassified to non-current.

(B) In connection with the Merger, SSH refinanced its existing subordinated debt which accrued interest at 10% (8% through September 30, 1996) and was due in 1998. The new subordinated debt matures two years after the consummation of the Merger, and accrues interest at 15%. In addition, $650,000 of SSH's existing subordinated debt was repaid from cash on hand. Additionally, a certain seller of a previously acquired company received both cash ($300,000) and $100,000 of the new subordinated debt for a note payable which was outstanding on March 31, 1997. In connection with the refinancing, the subordinated debtholders were issued warrants. The estimated fair value of such warrants (approximately $327,000) was offset against the proceeds of the subordinated debt and is being amortized as interest expense over the two-year life of such debt.

(C) In connection with the Merger, SSH and Triton incurred approximately $4.0 million in transaction costs (including $1.1 million relating to the new credit facility, see Note A), consisting primarily of legal, accounting, printing, and investment banking fees.

(D) Pursuant to the Merger Agreement, SSH became a wholly-owned subsidiary of Triton through the merger of a wholly owned subsidiary of Triton ("Merger Sub") with and into SSH and the conversion and exchange of shares of SSH Common and Preferred Stock for shares of Triton Common Stock, thus making SSH the legal acquiree and Triton the legal acquiror.
      (Triton's name was changed to Alarmguard in connection with the Merger.) However, because pursuant to the Merger Agreement, the SSH stockholders received approximately 57% of the outstanding Triton Common Stock, the Merger was accounted for as a "reverse acquisition." Triton was designated the accounting acquiree and SSH the accounting acquiror. As such, the net assets (principally cash) of Triton (the issuing company) were recorded at net book value and the pre-Merger financial statements of SSH, the accounting acquiror (i.e., the legal acquiree), became the historical financial statements of the combined company. In addition, pre-Merger stockholders' deficiency and loss per share were retroactively restated for the equivalent number of shares received by the accounting acquiror (SSH) in the combination, with differences between the par value of the issuer's (Triton) and accounting acquiror's
     (SSH) stock recorded as an adjustment to paid-in capital of Alarmguard. The shares issued in connection with the merger were allocated among the SSH stockholders as follows: (i) the shares of SSH Common Stock were converted into approximately 874,683 shares of Triton Common Stock; (ii) the shares of SSH Series A Preferred Stock, together with all dividends thereon that have accrued and remain unpaid through January 31, 1997, were converted into approximately 752,649 shares of Triton Common Stock; and (iii) the shares of SSH Series B Preferred Stock, together with all dividends thereon that have accrued and remain unpaid through January 31, 1997, were converted into approximately 1,250,036 shares of Triton Common Stock. Dividends which accrued and remained unpaid from February 1, 1997 through April 15,1997 (consummation of the Merger) in the amount of $140,000 were paid in cash to the holders of the SSH Preferred Stock.
      Accordingly, this adjustment was recorded to reflect the issuance of the new common shares for the outstanding SSH Common Stock and SSH Preferred Stock.

(E) Per the terms of the Merger Agreement, SSH had available a $1.5 million bridge loan from Triton pursuant to which SSH borrowed $500,000. The respective receivable and payable have been eliminated.

(F) Triton owns 44% of Mission West Properties. The carrying value of this investment has been adjusted to reflect the expected net realizable value of this investment following the sale of Mission West's remaining real estate assets.

(G) Per the Merger Agreement, Triton Group Management, Inc. ("TGM"), agreed to facilitate the disposition of the remaining Triton investments during the twelve months following the Merger. For services provided, TGM will receive a management fee of approximately $200,000.

(H) On May 1, 1997, Alarmguard purchased all of the issued and outstanding stock of Protective Alarms for an initial purchase price of approximately $17.1 million in cash. Up to $4.2 million in additional consideration will be paid to the sellers of Protective Alarms upon (i) the installation of national account contracts pending on May 1, 1997; and (ii) certain other obligations being met during the year following the acquisition. The acquisition was accounted for under the purchase method of accounting and accordingly, the purchase price was allocated to the assets acquired (acquired customer contracts of $15.8 million and covenants not to compete of $5.0 million) and liabilities assumed based on their relative fair values at the date of acquisition. In accordance with the terms of the agreement, Alarmguard made an initial payment of $250,000 and paid $9.6 million in cash, of which a portion was used to pay off the current ($778,000) and long-term debt ($550,000) of Protective Alarms concurrent with the closing of the transaction. Alarmguard also wrote off the deferred costs ($40,000) related to this debt. In addition, $9.2 million in borrowings under the new credit facility and a note payable due to the sellers partially secured by a letter of credit as a purchase price holdback ($1.8 million) was used to pay for the remaining balance of the purchase price. Also, approximately $1.0 million of transaction related expenses were incurred including $400,000 relating to severance and termination costs to be paid in connection with the assimilation of the acquired business.

(I) The pro forma information is based on the historical financial statements of Triton for the years ended March 31, 1996 and March 31, 1997, the historical financial statements of SSH for the year ended December 31, 1996 and the three months ended March 31, 1997, and the historical financial statements of Protective Alarms for the year ended September 30, 1996 and the six months ended March 31, 1997. The historical financial statements of Triton and Protective Alarms have been adjusted to conform with SSH's December 31 year-end.

(J) To record as interest expense, the amortization of the estimated fair value of the warrants issued in connection with the refinancing of SSH's existing subordinated debt and the interest expense that would have been incurred on the new subordinated debt (see Note B) as if they were outstanding during the periods presented.

(K) The historical statement of operations of Triton for the twelve months ended December 31, 1996 (as derived) includes a non-recurring gain of $3.2 million resulting from the reconsolidation of La Jolla Insurance company, Ltd., a wholly owned subsidiary of Triton, which has been eliminated.

(L) To record amortization expense of acquired customer contracts (ten-year life) and covenants not to compete (five-year life) resulting from the acquisition of Protective Alarms (see Note H).

(M) To record interest expense on the borrowings incurred to finance the acquisition of Protective Alarms (see Note H). Interest is calculated at Alarmguard's estimated borrowing rate (9% per annum) at December 31, 1996 and March 31, 1997.

(N)  Principally interest expense, net, for SSH and Protective Alarms.

(O) The historical statement of operations of Triton for the three months ended March 31, 1997 (as derived) includes a non-recurring gain of $3.1 million which represents Triton's share of the gain recognized by Mission West following the sale by Mission West of the majority of its real estate assets.

(P) The pro forma balance sheet as of March 31, 1997 and pro forma statements of operations for the year ended December 31, 1996 and three months ended March 31, 1997 do not include the operations of an acquisition (aggregate purchase price of approximately $200,000) completed by Alarmguard on April 22, 1997 as this acquisition did not have a material effect on the pro forma financial information.